As filed with the Securities and Exchange Commission on September 16, 2011
Registration No. 333-166548

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VARCA VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	98-0658381
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

23 Kincora Grove NW
Calgary, Alberta, Canada T3R OA4
(403) 452-8809
 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Nadeem Lila, President
Varca Ventures, Inc.
23 Kincora Grove, NW
Calgary, Alberta, Canada T3R OA4
(403) 452-8809
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kristen A. Baracy, Esq.
Carol S. McMahan, Esq.
Synergy Law Group, LLC
730 West Randolph Street, 6th Floor
Chicago, IL  60661
(312) 454-0015
Fax (312) 454-0261

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock	5,600,000	$0.01	$56,000	$3.99

(1)
This Registration Statement covers the resale by our selling shareholders of up to 5,600,000 shares of common stock previously issued to such selling shareholders which constitute the same shares, on a post-Forward Split basis, as the 2,800,000 shares which were originally registered pursuant to a registration statement declared effective by the US Securities and Exchange Commission (“SEC”) on August 2, 2010. From August 2, 2010 to the date hereof, no shares have been sold by the selling shareholders under the original registration statement. The share numbers and prices have been adjusted in this post-effective amendment, as applicable, to reflect the 2-for-1 forward split of the Company’s common stock approved by the Company’s Board of Directors and shareholders on July 20, 2011 and announced on July 29, 2011 by the Financial Industry Regulatory Authority (“FINRA”) on the OTC Bulletin Board (“OTCBB”) which is referred to herein as the “Forward Split.”

(2)	This price was arbitrarily determined by the Company.

(3)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457 the offering price was determined by the prices shares were sold to our selling shareholders as described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, dated [Date], 2011

PRELIMINARY PROSPECTUS

VARCA VENTURES, INC.

5,600,000 SHARES OF COMMON STOCK
$0.01 PER SHARE
(POST-FORWARD SPLIT)

The selling shareholders of Varca Ventures, Inc. (the “Company”) named in this prospectus are offering 5,600,000 shares (post-Forward Split) of common stock (the "Shares") at an offering price of $0.01 per share (post-Forward Split) (the "Offering Price") through this prospectus.  The Shares constitute, on a post-Forward Split basis, the same shares as the 2,800,000 shares which were originally registered under a registration statement declared effective by the SEC on August 2, 2010. From August 2, 2010 to the date hereof, no shares have been sold by the selling shareholders covered by the original registration statement. We will not receive any of the proceeds from the sale by the selling shareholders of the shares covered by the post-effective amendment to the registration statement.  On November 1, 2010, the Company’s common stock was approved for trading on the OTCBB.  There has been no active trading of our securities, and there is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is [Date], 2011

Prospectus Summary

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares.  You are urged to read this Prospectus in its entirety, including the information under “Risk Factors“, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

In this prospectus, ‘‘Varca,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Varca Ventures, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31, 2011. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

All dollar amounts are reported in U.S. dollars (USD) unless specifically stated in Canadian dollars (Cdn).  For all dollar amounts reported in Cdn, we provide the USD equivalents based on an exchange rate of 1.0154 as of September 8, 2011.

The Company

VARCA VENTURES, INC. was incorporated under the laws of the state of Nevada on January 19, 2010.  The Company’s principal offices are located at 23 Kincora Grove NW, Calgary, Alberta, Canada T3R 0A4. Our telephone number there is (403) 452-8809.  Our fax number is (403) 452-8809 and our email address is Varca123@gmail.com

The Company is a mining exploration stage company engaged in the acquisition and exploration of mineral properties. The Company has staked a claim on certain property covering 357 hectares (882.6 acres) located in the Similkameen Mining Division of British Columbia, Canada.  This property consists of one claim held by Iqbal Boga (the “Trustee”) under Declaration of Trust dated February 2, 2010 in favor of the Company and is located about 140 km east of Vancouver and 23 km east-northeast of Hope, south central British Columbia.  We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We paid $300 for the cost of acquiring the mining claim. We are presently in the exploration stage at the Property.  We have not generated revenue from mining operations.

We received funding of $50,000 through the sale of common stock to our sole officer and director and other various shareholders for the purchase of 6,800,000 shares of our common stock (now representing 13,600,000 shares as a result of the Forward Split) at approximately $0.0074 per share. Our financial statements from inception (January 19, 2010) through June 30, 2011 report no revenues and a net loss of $30,531. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

To date, we have purchased the Claim and completed a technical report on the Claim. We have not yet commenced any exploration activities on the Claim other than completing a technical report at a cost of $3,150. We plan to explore for minerals on the Property. The Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claim to production. Mr. Lila, our sole officer and director, has not personally visited the Property but is relying upon his discussions with the geologist and his recommendations based upon his expertise and experience in mining operations in Western Canada.

The Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

Securities Being Offered	Up to 5,600,000 shares (post-Forward Split basis) of common stock.

Initial Offering Price	The selling shareholders will sell our shares at $0.01 per share (post-Forward Split basis) or at prevailing market prices or privately negotiated prices. This price was determined arbitrarily by us.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 5,600,000 shares (post-Forward Split) of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 3.

Common Stock Issued And Outstanding Before Offering	13,600,000 shares (post-Forward Split) of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering	13,600,000 shares (post-Forward Split) of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders

Summary Financial Information

Balance Sheet Data	June 30, 2011

Cash and Cash Equivalents	$19,494
Total Current Assets	$19,494
Current Liabilities	$25
Total Stockholders’ Equity	$19,469

Statement of Operations From Incorporation on January 19, 2010 To June 30, 2011

Revenue	$--
Net Loss	$(30,531)))77,247

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  The risks described below are not the only ones we will face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations.  If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.  We make various statements in this section which constitute “forward-looking” statements.

Risks Relating to Our Company

Our only mining property is one mining claim, the feasibility of which has not been established as we have not completed exploration or other work necessary to determine if it is commercially feasible to acquire and develop the Property.

We are currently an exploration stage mining company. Our only mining asset is one mining claim on the Property. The Property does not have any proven or probable reserves.  A “reserve,” as defined by the U. S. Securities and Exchange Commission (the “SEC”), is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced.  We have not carried out any feasibility study with regard to the Property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on the Property.

Because our auditors have issued a going concern opinion and because our officer and director will not loan any money to us in excess of $10,000, we will require additional funds to commence operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our sole officer and director is willing to loan or advance funds to us only up to $10,000, we will require additional funds in order to commence operations.

We may never find commercially viable reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote.  Further, we cannot provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production.  Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Exploration activities and, if warranted, development of the Property will involve significant expenditures.  We will be required to raise significantly more capital in order to fully develop the Property for mining production assuming that economically viable reserves exist.  There is no assurance that the exploration will disclose potential for mineral development and no assurance that any such development would be financially productive. Our ability to obtain necessary funding depends upon a number of factors, including the price of copper and other base metals and minerals which we are able to locate and mine, the status of the national and worldwide economy and the availability of funds in the capital markets.  If we are unable to obtain the required financing for these or other purposes, our exploration activities would be delayed or indefinitely postponed, and this would likely, eventually, lead to failure of our Company.  Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected.  If we are unable to raise funds to continue our exploration and feasibility work on the Property, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

We have incurred loss since our incorporation and may never be profitable which raises substantial doubt about our ability to continue as a going concern.

Since the Company was incorporated January 19, 2010, we have had nominal operations and incurred operating losses.  As we are just beginning exploration activities on the Property, we expect to incur additional losses in the foreseeable future, and such losses may be significant.  To become profitable, we must be successful in raising capital to continue with our exploration activities, discover economically feasible mineralization deposits and establish reserves, successfully develop the Property and finally realize adequate prices on our minerals in the marketplace.  It could be years before we receive any revenues from copper and mineral production, if ever.  Thus, we may never be profitable.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a long-term basis.  These circumstances raise substantial doubt about our ability to continue as a going concern as described in note 1 of the notes to financial statements on page 41 and note 2 on page 49. If we are unable to continue as a going concern, investors will likely lose all of their investments in the Company.

Because we have not yet commenced business operations, evaluating our business is difficult.

We were incorporated on January 19, 2010, and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this Prospectus and have incurred total losses of $30,531from inception on January 19, 2010 to June 30, 2011.

Accordingly, you cannot evaluate our business or our future prospects due to our lack of operating history.  To date, our business development activities have consisted solely of organizational activities.  Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will commence business operations.  Even if we do commence operations, at present, we do not know when.

Furthermore, prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Claim and any production of minerals from the Claim, we will not be able to earn profits or continue operations.

Very few mineral properties are ultimately developed into producing mines.

The business of exploration for minerals and mining involves a high degree of risk.  Few properties that are explored are ultimately developed into producing mines.  At present, the Claim has no known body of commercial mineralization.  Most exploration projects do not result in the discovery of commercially mineable deposits of mineralization.

Substantial expenditures are required for the Company to establish mineralization reserves through drilling, to develop metallurgical processes, to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining.

Although substantial benefits may be derived from the discovery of a major mineral deposit, we cannot assure you that the Company will discover minerals in sufficient quantities to justify commercial operations or that it can obtain the funds required for development on a timely basis.  The economics of developing precious and base metal mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of our property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 19, 2010 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the property and the production of minerals from the property, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss since inception is $30,531. The loss was a result of the payment of fees for our claims and technical report, incorporation, general and administrative expenses and professional fees. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to find mineralized material
*	our ability to extract the mineralized material
*	our ability to generate revenues from the sale of mineralized material

Fluctuating metal and mineral prices could negatively impact our business plan.

The potential for profitability of our metal and mineral mining operations and the value of the Property will be directly related to the market price of the metals and minerals that we mine. Historically, metal and mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of metal and minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Reclamation obligations on the Property and our mining operations, if any, could require significant additional expenditures.

We are responsible for the reclamation obligations related to any exploratory and mining activities located on the Property.  Since we have only begun exploration activities, we cannot estimate these costs at this time.  We may be required to file for a reclamation bond for any mining operations which we conduct, and the cost of such a bond will be significant.  We do not currently have an estimate of the total reclamation costs for mining operations on the Property.  The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of the Property.

Our ability to explore and mine the Property depends on the validity of title to the Property.  The Property consists of a mining claim.  Unpatented mining claims are effectively only a lease from the government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the government.  These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record.  Since a substantial portion of all mineral exploration, development and mining now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry.  We have not obtained a title opinion on the Property.  Thus, there may be challenges to the title to the Property which, if successful, could impair development and/or operations.

Our ongoing operations are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

Mining exploration and exploitation activities are subject to national, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment.  These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation.  They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.  Exploration and exploitation activities are also subject to national, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

National and provincial agencies may initiate enforcement activities against our Company.   The agencies involved, generally, can levy significant fines per day of each violation, issue and enforce orders for clean-up and removal, and enjoin ongoing and future activities.  Our inability to reach acceptable agreements with agencies in question would have a material adverse effect on us and our ability to continue as a going concern.

Environmental and other legal standards imposed by national, provincial or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance.  Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons.  Unknown environmental hazards may exist on the Property or upon properties that we may acquire in the future caused by previous owners or operators, or that may have occurred naturally.

Weather interruptions in the area of the Property may delay or prevent exploration.

The terrain of the Property is of mainly steep to moderate relief in British Columbia, Canada.  The area is subject to extreme winter conditions which may delay or prevent exploration of the Property during the months from September to late June.

Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties or recruit and retain qualified employees.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources.  In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in British Columbia, and other areas where we may conduct exploration activities.  We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs.  Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties.  Many of our competitors can offer attractive compensation packages that we may not be able to meet.  Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors that even if minerals are discovered, a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

We depend on our Chief Executive Officer and the loss of this individual could adversely affect our business.

Our Company is completely dependent on Nadeem Lila, our President, Chief Executive Officer and Director.  As of the date of this prospectus, Nadeem Lila was our sole officer and director.  The loss of Mr. Nadeem Lila’s services and his knowledge of the Property would significantly and adversely affect our business.  We have no life insurance on the life of Nadeem Lila.

Management has only limited experience in resource exploration.

The Company’s management, while experienced in business operations, has only limited experience in resource exploration.  Our sole director and officer of the Company has no significant technical training or experience in resource exploration or mining.  The Company relies on the opinions of consulting geologists that it retains from time to time for specific exploration projects or property reviews.  As a result of management’s inexperience, there is a higher risk of the Company being unable to complete its business plan.  To date, the only mining consultant retained by the Company is Brian Simmons who prepared an assessment report on the Property which is attached as Exhibit 99.1 to the Company’s registration statement.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Nadeem Lila, only spends approximately 15% of his business time providing his services to us. While Mr. Lila presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses.  Many exploration programs do not result in the discovery of economically feasible mineralization.  Few properties that are explored are ultimately advanced to the stage of producing mines.  We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

•	economically insufficient mineralized material;
•	fluctuations in production costs that may make mining uneconomical;
•	labor disputes;
•	unanticipated variations in grade and other geologic problems;
•	environmental hazards;
•	water conditions;
•	difficult surface or underground conditions;
•	industrial accidents; personal injury, fire, flooding, cave-ins and landslides;
•	metallurgical and other processing problems;
•	mechanical and equipment performance problems; and
•	decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our operations, including our planned exploration activities on the Property, require permits from the provincial and national governmental agencies.  We may be unable to obtain these permits in a timely manner, on reasonable terms or at all.  If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Property will be adversely affected.

Mineral exploration involves a high degree of risk against which the Company is not currently insured.

Unusual or unexpected rock formations, formation pressures, fires, power outages, labor disruptions, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the operation of mines and the conduct of exploration programs.  The Company has relied on and will continue to rely upon consultants and others for exploration expertise.

It is not always possible to fully insure against such risks, and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons.  Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Company’s shares. The Company does not currently maintain insurance against environmental risks relating to the Claim.

Because we hold all of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and may not be able to afford to conduct our planned exploration program.

We hold all of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar terms. If there is a significant decline in the US dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there is a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our officers and directors.

Our sole officer and director resides outside of the United States and the primary assets of the Company are located outside of the United States. As a result, it may be difficult or impossible for you to (i) enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against these persons and us; or (ii) bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us and our officers and directors.

Mining accidents or other material adverse events at our mining locations may reduce our production levels.

At any one of our various mines, production may fall below historic or estimated levels as a result of mining accidents, such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines.  In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected, or our equipment, processes or facilities fail to operate properly or as expected.

The costs to meet our reporting and other requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.  These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Associated with Our Common Stock

The Offering Price of the Shares is arbitrary.

The Offering Price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The Offering Price of the Shares was determined based upon the price sold in our offering and should not be used as an indicator of the future market price of the securities. Therefore, the Offering Price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 for the Shares was determined by the price shares were sold to our shareholders in a private placement memorandum. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value, of which 13,600,000 shares (post-Forward Split) are issued and outstanding and 25,000,000 shares of preferred stock, $0.0001 par value, of which zero shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should be aware that as of the date of the offering a single stockholder owns 58.82% of the Company’s issued and outstanding common stock.

Purchasers will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock.  Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

The Company is subject to rights of preferred stockholders including mandatory redemption.

The Company has authorized 25,000,000 shares of blank check preferred stock none of which is currently outstanding.  Upon issuance of any preferred stock in the future, the rights attached to the preferred shares could affect the Company’s ability to operate, which could force the Company to seek other financing.  Such financing may not be available on commercially reasonable terms or at all and could cause substantial dilution to existing stockholders.

Currently, there is no public market for our securities, and we cannot assure you that any public market will ever develop and it is likely to be subject to significant price fluctuations.

On November 1, 2010, our common stock was approved for trading on the OTCBB. However, there has been no active trading of our securities, and a public market may not materialize.  Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our Common Stock may be subject to “penny stock” rules which may be detrimental to investors.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

One shareholder owns 58.82% of our outstanding common stock, which limits other shareholders’ ability to influence the outcome of any shareholder vote.

Our sole officer and director beneficially owns approximately 58.82% of our outstanding common stock as of the date of this prospectus. Under our Certificate of Incorporation and the laws of the State of Nevada, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our director may differ from the interests of our other shareholders and thus result in corporate decisions that are disadvantageous to our other shareholders.

We have never paid a dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U. S. legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Forward Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” or similar terms.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts.  Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors and other factors described elsewhere in this Prospectus, or other reasons.  Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

The selling shareholders will sell the shares at $0.01 per share or at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, a market will ever develop for our stock.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders in this Offering is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,600,000 shares of common stock offered through this prospectus which constitute the same shares, on a Post-Forward Split basis, as the 2,800,000 shares registered in the registration statement which became effective on August 2, 2010. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.
1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 15, 2010;

2.
1,800,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 1, 2010; and

3.	2,800,000 shares of our common stock issued to shareholders in (1) and (2) above as a result of the Forward Split.

Pursuant to the private sale transaction, we agreed to register for resale shares of common stock by the selling shareholders listed below. The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of September 16, 2011. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling shareholders. The fourth column lists the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of September 16, 2011.  All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

	Name of Stockholder	Shares of Common Stock Owned Prior to Offering (1)	Shares of Common Stock Owned to be Sold (1)	Shares Of Common Stock to be Owned After Offering (2)	Percent Of Common Stock to be Owned After Offering (3)
1	Rusmi Patel (a)	200,000	200,000	-0-	-0-
2	Jameel Lila (b)	200,000	200,000	-0-	-0-
3	Nigar Lila (c)	200,000	200,000	-0-	-0-
4	John Voang	200,000	200,000	-0-	-0-
5	Cyrus Chu	200,000	200,000	-0-	-0-
6	Thanh Vo	200,000	200,000	-0-	-0-
7	Mohamed Gangji	200,000	200,000	-0-	-0-
8	Alikhan Gangji	200,000	200,000	-0-	-0-
9	Karim Virani	200,000	200,000	-0-	-0-
10	Nimet Virani	200,000	200,000	-0-	-0-
11	Janagha Hussaini	180,000	180,000	-0-	-0-
12	Safora Hussaini	180,000	180,000	-0-	-0-
13	Haheed Hussaini	180,000	180,000	-0-	-0-
14	Sayeed Hussaini	180,000	180,000	-0-	-0-
15	Munira Bhanji	180,000	180,000	-0-	-0-
16	Rosmin Virani	180,000	180,000	-0-	-0-
17	Faizel Bhanji	180,000	180,000	-0-	-0-
18	Shariff Rahmani	360,000	360,000	-0-	-0-
19	Shezmin Virani	180,000	180,000	-0-	-0-
20	Altaf Bhanji	180,000	180,000	-0-	-0-
21	Ashley Conway	180,000	180,000	-0-	-0-
22	Ashif Bhanji	180,000	180,000	-0-	-0-
23	Hanifa Suchak	180,000	180,000	-0-	-0-
24	Kheirunnissa Bhanji	180,000	180,000	-0-	-0-
25	Hanif Kassam	180,000	180,000	-0-	-0-
26	Yasmin Kassam	180,000	180,000	-0-	-0-
27	Dina Rahmani	180,000	180,000	-0-	-0-
28	Alykhan Mawji	360,000	360,000	-0-	-0-
		5,600,000	5,600,000	-0-	-0-

1. Post-Forward Split
2. Assumes that the selling shareholder disposes of all of the shares of common stock covered by this prospectus, and does not acquire any additional shares.
3. The percentages are based on 13,600,000 shares of common stock outstanding on the date of this prospectus

(a)	Ms. Rusmi Patel is the spouse of Nadeem Lila, our President, Secretary, Treasurer and a Director.
(b)	Mr. Jameel Lila is the brother of Nadeem Lila, our President, Secretary, Treasurer and a Director.
(c)	Ms. Nigar Lila is the mother of Nadeem Lila, our President, Secretary, Treasurer and a Director.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in the shareholder’s name.

To our knowledge, none of the selling shareholders:

●	has had a material relationship with us other than as a shareholder at any time within the past three years;
●	has ever been one of our officers or directors; or
●	is a broker-dealer or affiliate of a broker dealer.

Plan of Distribution

The 5,600,000 shares offered by the selling shareholders constitute the same shares, on a post-Forward Split basis, as the 2,800,000 shares which were originally registered pursuant to a registration statement declared effective by the SEC on August 2, 2010. From August 2, 2010 to the current date, no shares have been sold by the selling shareholders covered by the original registration statement. Following the effective date of the post-effective amendment, the selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share or at prevailing market prices or privately negotiated prices.  The offering price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum. There has been no active trading of our securities, and there is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $14,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.  The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We have informed them that they may not, among other things:
1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.
bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and By-Laws.  The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of the date of this prospectus, there are 13,600,000 shares (post-Forward Split) of common stock issued outstanding.

We are authorized to issue 25,000,000 shares of blank check preferred stock with a par value of $0.0001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

As of the date of this prospectus, there are twenty nine (29) holders of record of the Company’s common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The registrar and transfer agent for our common stock will be Empire Stock Transfer Inc. upon completion of this Offering.  Its address and telephone number are 1859 Whitney Mesa Drive, Henderson, NV 89074, (702) 818-5898.  Until the present time, we have acted as our own registrar and transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Law Office of Synergy Law Group, LLC, 730 West Randolph Street, Suite 600, Chicago, IL  60661 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

The financial statements of the Company as of March 31, 2011 and 2010 and for the period of January 19, 2010 (inception) through March 31, 2011 and 2010 included herewith have been audited by LBB & Associates Ltd. LLP, an independent registered public accounting firm located at 10260 Westheimer Road, Suite 310, Houston, TX 77042 have been so included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Brian Simmons, P.Eng. of Rodell Enterprises Ltd., with an office at 1235 Barnes Road, Crofton, B.C., has provided us with the technical report contained herein.

Description of Business

The Company

We were incorporated on January 19, 2010 in the state of Nevada. We have no subsidiaries.  The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings.  We are engaged in the business of acquisition and exploration of mineral properties. The Company has staked a claim on certain property covering 357 hectares (882.6 acres) located in the Similkameen Mining Division of British Columbia, Canada.  This property consists of one claim held by Iqbal Boga (the “Trustee”) under Declaration of Trust dated February 2, 2010 in favor of the Company and is located about 140 km east of Vancouver and 23 km east-northeast of Hope, south central British Columbia.  We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We paid $300 for the cost of acquiring the mining claim. We are presently in the exploration stage at the Property.  We have not generated revenue from mining operations

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  In February 2010, we engaged Brian Simmons P.Eng., an independent professional mining engineer, to assess the Property for mineral occurrences.  To date, we have incurred expenses of $3,150 for the report.  The source of information contained in this discussion is our technical report that has been included as Exhibit 99.1 to this Prospectus.

Our principal offices are located at 23 Kincora Grove NW, Calgary, Alberta, Canada T3R OA4. Our telephone number is (403) 452-8809.

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on the Property; however, our engineer recommends the exploration work based on the results from the most recent phase of technical and area review. Once we have completed each phase of exploration and analyzed the results, we will make a decision as to whether we will proceed with each successive phase. Our President will make this decision based upon the recommendations of Brian Simmons. Our goal in exploration of the Property is to ascertain whether it possesses economic quantities of polymetallic veins. We cannot assure you that any economical mineral deposits exist in the U.S. Rambler Project until appropriate exploration work is completed. Even if we complete our proposed exploration program on the U. S. Rambler Project and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the foreseeable future.

Acquisition of the Mineral Claim

The Claim is assigned Tenure Number 833915 and is recorded in the name of Iqbal Boga. The Claim is in good standing to December 19, 2011.

Requirements or Conditions for Retention of Title

Title to the Property has been granted Iqbal Boga, who holds the Claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the Company is not registered in British Columbia, the Claim is held in trust for the Company by Mr. Boga who is a Canadian citizen. The Claim was staked using the British Columbia Mineral Titles Online computer Internet system.

To maintain the ownership of the Claim, the Company is obligated to either complete exploration work of $4.00 (Cdn) (or approximately $4.06 USD) per hectare per year for three years after staking, thence $8.00 (Cdn) (or approximately $8.12 USD) per hectare per year in future years or, in the alternative of the exploration expenditures, the payment of the equivalent of cash in lieu prior to the Expiry Date. In order to retain title to the Property, exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

The Property is not subject to any royalties, back-in rights, payments or other agreements or encumbrances. The Property is not known to be subject to any environmental liabilities. Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling, the cost of which would be the charge for the preparation and submission of the permit documents and a security deposit of $1,000(Cdn) (or approximately $1,015.41 USD) which would be refunded upon the reclamation of the disturbed areas.

Employees and Employment Agreements

At present, we have no employees and no employment agreements.  Our President provides services on a consultant basis. We anticipate that we will be conducting most of our business through agreement with consultants and third parties.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. We are subject to disclosure filing requirements including filing Form 10K annually and Form 10Q quarterly. In addition, we file Forms 8K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Property Description and Location

The Property consists of one mineral claim held by the Trustee in favor of the Company and is located in the Similkameen Mining Division of British Columbia, Canada covering an area of 357 hectares.  The Property is located about 140 km east of Vancouver and 23 km east-northeast of Hope, south central British Columbia.

The Property covers an area where the location of the U. S. Rambler showing located on the northwest corner of the Claim and has been documented in MINFILE No. 092HSW045 by the British Columbia Ministry of Energy, Mines and Petroleum Resources.  There has been a limited amount of geological work conducted over the years on the Property.

The following map shows the location of and access to the Property:

U.S. RAMBLER PROJECT - B.C. CANADA

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail
Legend
U.S. RAMBLER
Treasure Mountain
HOPE
92H.045
92H.035
92H.046
92H.036
92H.026
92H.025
92H.054
92H.055
92H.056
92H.044
92H.034
92H.024
92H.033
92H.064
TULAMEEN MTN
COQUIHALLA MTN
NEEDLE PEAK
SNASS MTN
WARBURTON PEAK
9 km.
Map center: 49°25' N, 121°6' W
Scale: 1:250,000

NOTE: Map from B.C. Mineral Titles Online Website
June 3, 2010 Brian Simmons P.Eng.

FIGURE 1: LOCATION MAP

Topography, elevation and vegetation

The Claim is located within the Hozameen Range, which is characterized by high, rugged mountains separated by narrow, deeply incised valleys. The Mineral Claim is situated on the western slope of Summit Mountain and on the headwaters of Dewdney Creek. Elevations on the mineral claim range from 900 meters in the northwest corner, to over 1700 meters on the southeastern portion.

The area is forested with fir, spruce and cedar trees.

Access to the Property

The mineral Claim is accessible from the Coquihalla Highway at the Carolin Mine turnoff, approximately 21-road kilometers northeast of Hope. From the highway turnoff, another 12 kilometers is traveled along a logging road up Dewdney Creek. The lower part of the logging road is in good condition, but the remainder has several poor sections. A four-wheel drive vehicle is required to travel the latter part of the road.

Proximity to Population Centre

The City of Hope is closest major population center. Traveling by car, the Claim is located about 33 Kilometers by road to Hope. Vancouver is about 150 kilometers east of Hope.

Climate

Snow normally covers the claims from the end of September to late June.

Geological Setting

The area is underlain by Lower-Middle Jurassic Dewdney Creek Formation (Ladner Group) tuffaceous sediments comprised of volcanic sandstone, siltstone, wacke, tuff, and argillite with interlayered fossiliferous limestone. These rocks are separated from the Lower-Upper Cretaceous Pasayten Group sediments to the east, by the major northwest trending Chuwanten fault.

The U.S. Rambler showing is located on the northwest corner of the Claim. The U.S. Rambler showing occurs in bedded quartzite which strikes 015 degrees. There is minor shearing along the bedding planes. The rock is altered and oxidized with extensive limonitic staining. Vein filling along these shears is comprised mainly of altered hostrock and contains disseminated pyrite, galena and sphalerite. In 1913, a 15-meter adit was driven along on along one of these shears and a 0.76-meter sample taken near the face of the tunnel assayed trace gold and 17.14 grams per tonne silver. In 1985, a 10-centimeter sample taken 100 meters east of the main fork of Dewdney Creek from the oxidized shears along the bedding planes, yielded 15.43 grams per tonne silver (Assessment Report 14,714). (Gov. of B.C. Ministry of Energy, Mines and Petroleum Resources, MINFILE No. 092HSW045, Capsule Geology). The U.S. Rambler showing occurs in bedded quartzite which strikes 015 degrees. There is minor shearing along the bedding planes.

Geological Report

We retained the services of Brian Simmons, P. Eng., a professional mining engineer, to complete an evaluation of the Claim and to prepare a geology report on the Claim.

Mr. Simmons is a professional mining engineer who graduated from the Colorado School of Mines in 1981 with a Bachelor of Science degree in Mining Engineering. Mr. Simmons is a member of the Association of Professional Engineers and Geoscientists of British Columbia and is a registered Professional Engineer (License #15588). Mr. Simmons has been engaged in the study and practice of the geological profession for over 25 years.

Mr. Simmons studied a compilation of published data, maps and reports available from the British Columbia Governmental geological database.  The consultant examined the geology of the Property and its immediate surrounding area to determine the mode of development and assess the mineral potential of the Property.

Based on his review, Mr. Simmons recommends a two-phase program of exploration on the U.S. Rambler Showing.

The first phase of exploration would consist of geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geological mapping consist of our consulting geologist and his assistant completing a detailed mapping, gathering soil samples from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

We intend to have Mr. Simmons oversee the exploration program. We intend to commence the phase one program in July 2012 (due to the on coming weather condition which starts in early October) and expect that the program will take about one month to complete.

The first phase is estimated to cost $23,000(Cdn) (or approximately $23,354.28 USD) as described below.

Budget - First Phase*

Geologist	8 days @ $700/day1	$5,600 (2)
Technologist	8 days @ $300/day3	$2,400 (4)
Rock sample	20 samples @ $50 each5	$1,000 (6)
Soil sample	100 samples @ $40 each7	$4,000 (8)
Equipment rental	vehicle 8 days @ $200/day9	$1,600 (10)
Expenses	Camp, Fuel, Food, Field Supplies	$3,400 (11)
Report writing		$5,000 (12)
Total		$23,000 (13)

*Amounts provided in Canadian dollars

1Approximately $710.78 USD

2Approximately $5,686.26 USD

3Approximately $304.62 USD

4Approximately $2,436.97 USD

5Approximately $50.77 USD

6Approximately $1,015.40 USD

7Approximately $40.62 USD

8Approximately $4,061.62 USD

9Approximately $203.08 USD

10Approximately $1,624.65 USD

11Approximately $3,450.73 USD

12Approximately $5,074.60 USD

13Approximately $23,343.14 USD

After the completion of the exploration program and contingent upon favorable results from Phase 1, we will have our consulting geologist prepare a report discussing the results and conclusions of the program. We will also ask him to provide us with a recommendation for additional exploration work on the Claim, which will include a magnetometer survey and trenching and proposed budget of $66,000(Cdn) (or approximately $66,984.67 USD). We will need to raise additional financing to cover those costs through the sale of our common stock, although we currently do not have any specific financing arranged. Further exploration would be subject to financing.

Compliance with Government Regulation

The laws of British Columbia govern work on the Claim. Titles to mineral claims are issued and administered by the Land Title Office and any work on the Property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the Claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone with respect to the Claim. That is because there is no competition for the exploration or removal of minerals from the Property. We will either find gold or other minerals on the Property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold and mineral mining market. Readily available gold and mineral markets exist in Canada, the United States and around the world for the sale of gold and other minerals in which we would attempt to sell any gold or minerals that we are able to recover.

Location Challenges

We do not expect any major challenges in accessing the Property during the initial exploration stages.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral Claim, we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral Claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of Phases 1 and 2 of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1and 2 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1or 2 exploration programs on our Property.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Description of Property

We do not hold ownership or leasehold interest in any property other than the mining Claim.  To date, our president, Nadeem Lila, has provided us with office space and related office services free of charge.  There is no obligation for or guarantee that this arrangement will continue in the future.

Legal Proceedings

There are no pending, nor to our knowledge threatened, legal proceedings to which the Company or any of its property is subject.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

On November 1, 2010 our common stock was approved for trading on the OTCBB under the symbol “VRCV.” There has been no active trading of our securities, and there can be no assurance that a trading market will ever develop, or if developed, will be sustained.

The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

SHARES AVAILABLE FOR FUTURE SALE

As of September 16, 2011, we had 13,600,000 shares (post-Forward Split) of common stock outstanding.  The 5,600,000 (post-Forward Split) shares to be sold by the Selling Shareholders in this offering will be freely tradeable without restriction or further registration under the Securities Act. The share numbers herein have been adjusted to reflect the Forward Split.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 8,000,000 (post-Forward Split) shares are beneficially owned by executive officers, directors and affiliates.  The remaining 5,600,000 shares (post-Forward Split), upon registration, will constitute our public float.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

·	1% of the number of shares of common stock then outstanding, or
·	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer.  In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of September 16, 2011, no shares of our common stock are available for sale under Rule 144.

Restrictions on the Use of Rule 144 by Former Shell Companies

Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

·	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
·	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
·
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

·	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shareholders of Our Common Stock

As of the date of this prospectus, we have 29 shareholders of record.

Stock Options and Warrants

To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

Dividends

There are no restrictions in our Certificate of Incorporation or By-Laws that prevent us from declaring dividends.  Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend.  The Nevada Revised Statutes provide that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.   This discussion includes forward-looking statements that involve risks and uncertainties.  As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are an exploration stage enterprise and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly we must raise cash from sources other than the sale of minerals found on our property. Our only other source of cash at this time is advances from our officer and director and investment by others through loans or sale of our common equity. Our success or failure will be determined by what we find under the ground.

Plan of Operation

About Our Claims and Our Company

We were incorporated on January 19, 2010 in the state of Nevada. Our administrative offices are currently located at the premises of our President who provides such space to us on a rent-free basis at 23 Kincora Grove NW, Calgary, Alberta, Canada T3R 0A4.

We are a mining exploration stage company engaged in the acquisition and exploration of mineral properties. The Company has re-staked a claim on certain property covering 357 hectares (882.6 acres) located in the Similkameen Mining Division of British Columbia, Canada.  The Claim is assigned Tenure Number 833915 and is recorded in the name of Iqbal Boga. The Claim is in good standing to December 19, 2011. This property consists of one claim held by Iqbal Boga (the “Trustee”) under Declaration of Trust dated February 2, 2010 in favor of the Company and is located about 140 km east of Vancouver and 23 km east-northeast of Hope, south central British Columbia.  We refer to this claim as the “Property” or the “Claim”. We are presently in the exploration stage at the Property.

There is no assurance that a commercially viable mineral deposit exists on our claim. We do not have any current plans to acquire interests in additional mineral properties, although we may consider such acquisitions in the future.

Exploration Stage Company

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain minerals for the purpose of discovering the presence of such minerals, if any, and its extent.  There is no assurance that commercially viable minerals exist on the property underlying our British Columbia Claim, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable reserve on the property underlying our interests, and there is no assurance that we will discover one.

Exploration Plan

We retained the services of Brian Simmons, P. Eng., a professional mining engineer, to complete an evaluation of the Claim and to prepare a geology report on the Claim. Based on his review, Mr. Simmons recommends a two-phase program of exploration on the U.S. Rambler Showing.

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on the Property; however, our engineer recommends the exploration work based on the results from the most recent phase of technical and area review. Once we have completed each phase of exploration and analyzed the results, we will make a decision as to whether we will proceed with each successive phase. Our President will make this decision based upon the recommendations of Brian Simmons. Our goal in exploration of the Property is to ascertain whether it possesses economic quantities of polymetallic veins. We cannot assure you that any economical mineral deposits exist in the U.S. Rambler Project until appropriate exploration work is completed. Even if we complete our proposed exploration program on the U. S. Rambler Project and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

The first phase of exploration would consist of geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geological mapping consist of our consulting geologist and his assistant completing a detailed mapping, gathering soil samples from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

We intend to retain a professional geologist oversee the exploration program. We intend to commence the phase one program possibly in July 2012 (due to the oncoming weather condition which starts in early October) and expect that the program will take about one month to complete.

The first phase is estimated to cost $23,000(Cdn) (or approximately $22,400 USD).

After the completion of the exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the program.  We will also ask him to provide us with a recommendation for additional exploration work on our property, which may include a soil geochemical survey. Subject to financing, we expect to commence the second phase of exploration on the Property in the fall of 2012.

Discussion and Analysis

In this section, we include management's discussion and analysis of the following: (i) audited financial statements of the Company for the year ended March 31, 2011 and (ii) unaudited interim financial statements of the Company for the three months ended June 30, 2011.

YEAR ENDED MARCH 31, 2011

Statement of Operations Information:

	Year Ended March 31, 2011	Period from January 19, 2010 (Inception) to March 31, 2010	Period from January 19, 2010 (Inception) to March 31, 2011
Revenues	$0	$0	$0
Gross profit	0	0	0
Total Operating Expenses	17,639	7,247	24,886
Net income (loss)	(17,639)	(7,247)	(24,886)
Income (loss) per share (basic and diluted)	(0.00)	(0.00)	(0.00)

Balance Sheet Information:

	As of March 31, 2011	As of March 31, 2010
Working capital (deficit)	$25,114	42,753
Total assets	25,114	44,142
Total liabilities	-	1,389
Accumulated Deficit	(24,886)	(7,247)
Stockholders’ equity (deficit)	25,114	42,753

The summarized financial data set forth in the table above is derived from and should be read in conjunction with our audited financial statements for the period from inception (January 19, 2010) to fiscal year ended March 31, 2011, including the notes to those financial statements which are included herein. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere herein. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The above table sets forth selected financial information for the periods indicated. We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

We will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Results of Operations

We did not earn any revenues for the year ended March 31, 2011 and from inception on January 19, 2010 to March 31, 2010.

Our net loss for fiscal year ended March 31, 2011 was $17,639 compared to a net loss of $7,247 during fiscal year ended March 31, 2010, an increase on loss of $10,392. The increase in the current year’s spending can be attributed to our Company moving forward with its business plan, namely for the Company to be quoted on the OTCBB. The costs incurred can be further subdivided into the following categories.

Professional fees: We incurred $13,516 in professional fees for the fiscal year ended on March 31, 2011 as compared to $2,389 for the previous fiscal year. This increase can be attributed to our Company moving forward with its business plan, namely for the Company to be quoted on the OTCBB including fees for legal, accounting and filing. From inception to March 31, 2011 we have incurred $15,905 in professional fees mainly spent on legal and accounting matters.

General and administrative expenses: We incurred $4,123 in comparison to $1,408 in the past year. For the period from inception to March 31, 2011, a total of $5,531 has been incurred.

Mineral property costs: We have incurred a total of $3,450 from the inception to March 31, 2011. This category will vary from year to year dependent on the exploration activities of the Company.

Research and development: We have not incurred any expenses for research and development since inception.

Compensation: No compensation costs were incurred since inception.

Income tax provision: As a result of operating losses, there has been no provision for the payment of income taxes from the date of inception.

Liquidity and Capital Resources

As at March 31, 2011, we had a cash balance of $25,114.

We do not anticipate generating any revenue for the foreseeable future. Other than the shares offered during the year ended March 31, 2011, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital, our director has verbally agreed to advance the Company to a maximum of $10,000.

When additional funds become required, the additional funding will come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration programs. In the absence of such financing, our business will fail.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

•	our ability to raise additional funding;
•	the results of our proposed exploration programs on the mineral property; and
•	our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists a substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program, and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

The detailed analysis of the risk factors is disclosed herein.

Future Financings

We will require additional financing in order to enable us to proceed with our plan of operations, as discussed above. Accordingly, we will require additional financing in order to continue operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due. We are pursuing various alternatives to meet our immediate and long-term financial requirements.

We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern Consideration

The report of our independent registered public accounting firm raises substantial doubt about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2012.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

THREE MONTHS ENDED JUNE 30, 2011

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with our unaudited interim financial statements from our inception (January 19, 2010) to June 30, 2011 and the three months ended June 30, 2011, together with the notes thereto included herein. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors.

Results of Operations

We did not earn any revenues for the three months ended June 30, 2011 and from inception on January 19, 2010 to June 30, 2011. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $5,645 for the three months ended June 30, 2011, which mainly comprises of professional fees totaling $5,500 and general and administrative expenses totaling $145.

For the three months ended June 30, 2010, we have incurred a total operating expense in the amount of $5,047 which mainly comprises of professional fees totaling $5,017 and general and administrative expenses totaling $30.

We incurred total operating expenses in the amount of $30,531 from inception on January 19, 2010 through June 30, 2011.  These operating expenses comprised of professional fees totaling $21,405, general administrative expenses totaling $5,676 and mineral exploration totaling $3,450.

Liquidity and Capital Resources

As at June 30, 2011, we had a cash balance of $19,494.

We do not anticipate generating any revenue for the foreseeable future. When additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

When additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund Phase One or Phase Two. In the absence of such financing, our business will fail.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

•	our ability to raise additional funding;
•	the results of our proposed exploration programs on the mineral property; and
•	our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists a substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program, and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Going Concern Consideration

The report of our independent registered accounting firm for the period ended March 31, 2011 raises substantial doubt about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in fiscal 2012.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS AND OFFICERS

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified.  The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office.  The ages, positions held, and duration of terms of the directors and executive officers are as follows:

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

Name	Age	Position
Nadeem Lila	31	President, Secretary/Treasurer, Chief Executive Officer and sole member of the Board of Directors.

The person named above has held his offices/positions since the inception of our Company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Nadeem Lila has been President, Secretary, Treasurer, CEO, and sole Director of the Company since inception.

From January 2000 to July 2001, Mr. Nadeem Lila attended Mount Royal College to study business administration. Nadeem is employed as lead rental agent with Enterprise Rental Inc. and has been employed with Enterprise Rental, Inc. since 1998.  Nadeem has provided investor relation consulting services to various mining companies, including ONA Exploration, International Panorama Resources, and CZM Capital Corp. Mr. Lila does not have any professional training or technical credentials in the exploration, development and operation of mines.  Mr. Lila intends to devote approximately 5 hours a week to our affairs

During the past ten years, Mr. Nadeem Lila has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Lila was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lila’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence

Our sole director is not an “independent director” using the definition of ‘‘independent director’’ contained under Rule 5605(a)(2) of the Nasdaq Listing Rules.  However, we are not subject to the Nasdaq Listing Rules or the rules of any national securities exchange because our securities are not listed thereon.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned by the Company’s principal executive officer, each of our two most highly compensated executive officers who were serving as executive officers as of the date of this Prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Nadeem Lila President, Chief Executive Officer and Director	2010 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Since our incorporation on January 19, 2010, we have not compensated and have no arrangements to compensate our sole officer and director, Mr. Nadeem Lila, for his services to us as an officer and director. There are no employment agreements or consulting agreements with our current director and executive officer.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time.  We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since inception, the following transactions were entered into with our sole director and officer.

On February 4, 2010, 4,000,000 shares of the Company’s common stock (which now represents 8,000,000 shares as a result of the Forward Split) were issued to our sole director and officer, Nadeem Lila, in connection with the organization of the Company for aggregate consideration of $4,000.  Mr. Nadeem Lila acquired his shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws.

The certificates issued to Mr. Nadeem Lila contain a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements and the restrictions upon transfer of the securities under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On February 4, 2010, we issued an aggregate of 4,000,000 shares (now representing 8,000,000 shares as a result of the Forward Split) of our common stock to our founder, officer and director for aggregate consideration of $4,000.

The following table provides information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all of our officers and directors as a group.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Nadeem Lila 203 Kincora Grove NW Calgary, Alberta, Canada President, Treasurer, Secretary and Director	Common	8,000,000	58.82%
All officers & directors as a group consisting of one person	Common	8,000,000	58.82%

(1)	Post-Forward Split
(2)	The percentage of class is based on 13,600,000 shares of common stock issued and outstanding as of the date of this prospectus.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange.  We have no audit, nominating or compensation committees.  As a small business, we do not have the resources to engage additional individuals to perform these functions.  Our sole director performs these functions.   When seeking nominees to serve as director, our sole director will evaluate the candidacy of an individual based on his or her educational attainments, his or her relevant experience and professional stature.  Our sole director also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

One individual currently serves as the principal executive officer and sole director of the Company.  The Company currently has no operations.  At this stage of its development, the Company does not, in the opinion of its sole officer and director, require the engagement of an additional director because any oversight functions are minimal at this time.  The Company will, in compliance with corporate governance standards, reassess the desirability of engaging an additional director to provide oversight functions if and when the Company has active operations.

Organization Within Last Five Years

We were organized under the laws of the State of Nevada on January 19, 2010 to engage in the business of acquisition, exploration and development of natural resource properties.  At that time we appointed Nadeem Lila as sole director, President and Chief Executive Officer.  In connection with our organization, we have issued an aggregate of 8,000,000 shares of common stock to Nadeem Lila for cash proceeds of $4,000.

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities

Our By-Laws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Where You Can Find More Information

We have filed with the SEC a Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (including exhibits) (“Registration Statement”) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.   We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.  The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549.  Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

VARCA VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Varca Ventures, Inc.
(An Exploration Stage Company)
Calgary, Alberta, Canada

We have audited the accompanying balance sheets of Varca Ventures, Inc. (the “Company”) as of March 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2011 and for the periods from January 19, 2010 (Inception) through March 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Varca Ventures, Inc. as of March 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended March 31, 2011 and for the periods period from January 19, 2010 (Inception) through March 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

April 25, 2011

Varca Ventures, Inc.
(An Exploration Stage Company)
Balance Sheets
March 31, 2011 and 2010

	March 31, 2011 $	March 31, 2010 $

ASSETS
Current assets
Cash	25,114	44,142
Total current assets	25,114	44,142
Total assets	25,114	44,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	-	1,389
Total current liabilities	-	1,389
Total liabilities	-	1,389

STOCKHOLDERS’ EQUITY

Preferred stock: $0.0001 par value, 25,000,000 authorized, 0 issued and outstanding	-	-
Common stock: $0.0001 par value, 100,000,000 authorized, 6,800,000 issued and outstanding as of March 31, 2011 and 2010 respectively	680	680
Additional paid-in capital	49,320	49,320
Deficit accumulated during the exploration stage	(24,886)	(7,247)
Total stockholders’ equity	25,114	42,753

Total liabilities and stockholders’ equity	25,114	44,142

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Statements of Operations

	For the Year Ended March 31, 2011 $	Period From January 19, 2010 (inception) to March 31, 2010 $	Period From January 19, 2010 (inception) to March 31, 2011 $
Expenses:
Mineral exploration expenditures	-	3,450	3,450
General and administrative	4,123	1,408	5,531
Professional fees	13,516	2,389	15,905
Net loss	(17,639)	(7,247)	(24,886)

Net loss per share – basic and diluted	(0.00)	(0.00)

Weighted average shares outstanding – basic and diluted	6,800,000	4,478,873

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended March 31, 2011 $	Period From January 19, 2010 (inception) to March 31, 2010 $	Period From January 19, 2010 (inception) to March 31, 2011 $
Cash flows from operating activities
Net loss	(17,639)	(7,247)	(24,886)
Adjustment to reconcile net cash used in operating activities
Mineral property impairment	-	300	300
Change in operating assets and liabilities
Accounts payables and accrued liabilities	(1,389)	1,389	-

Net cash used in operating activities	(19,028)	(5,558)	(24,586)

Cash flows from investing activities
Mineral property acquisition	-	(300)	(300)
Net cash used in investing activities	-	(300)	(300)

Cash flows from financing activities
Proceeds from issuance of common stock	-	50,000	50,000
Net cash provided by financing activities	-	50,000	50,000

Increase (decrease) in cash	(19,028)	44,142	25,114

Cash – beginning of period	44,142	-	-

Cash – end of period	25,114	44,142	25,114

Supplemental cash flow disclosures
Cash paid For:
Interest	−	−	−
Income tax	−	−	−

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity

	Common Stock
	Number	Par Value	Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total

Balance, January 19, 2010 (inception)	-	$-	$-	$-	$-
Common stock issued for cash	6,800,000	680	49,320	-	50,000
Net loss	-	-	-	(7,247)	(7,247)

Balance, March 31, 2010	6,800,000	680	49,320	(7,247)	42,753
Net loss	-	-	-	(17,639)	(17,639)

Balance, March 31, 2011	6,800,000	$680	$49,320	$(24,886)	$25,114

The accompanying notes are an integral part of these consolidated financial statements.

Varca Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2011 and 2010

1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on January 19, 2010 and is a start-up, exploration stage company. The Company has acquired mineral properties located in the Province of British Columbia, Canada, but has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements and to complete the development of the properties and upon future profitable production or proceeds from the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $24,866 as at March 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company is an “exploration stage company” and is devoting its resources to establishing the new business, and its planned operations have not yet commenced, accordingly, no revenues have been earned during the period from January 19, 2010 (date of inception) to March 31, 2011.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less when purchased to be cash equivalents.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Varca Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Exploration Costs

The Company capitalizes mineral property acquisition costs and evaluates such assets for impairment on periodic basis.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. The capitalized costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

The beneficial owner holds the right to the claims which give him or his designated agent the right to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward. In the event he were to grant another deed which is subsequently registered prior to the Company’s deed, the third party would obtain good title and the Company would have nothing.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-based Compensation

The Company records stock-based compensation is computed  using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Start-up expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, startup costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from January 19, 2010 (date of inception) through March 31, 2011.

Varca Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment or Disposal of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Business Segments

The Company operates in one segment and therefore segments information is not presented.

Recent Accounting Pronouncements

During the year ended March 31, 2011 and subsequently, the FASB has issued a number of financial accounting standards, none of which did or are expected to have a material impact on the Company’s results of operations, financial position, or cash flows.

3. MINERAL INTEREST

Mineral Property

In February 2010, the Company acquired 100% undivided right, title and interest in a mineral property called ‘‘Sewell 1 Property’’ located in the province of British Columbia, Canada for a purchase of $300.  Mr. Boga, an associate and relative of the Company’s president, staked the property on behalf of the Company, and he holds these claims on behalf of the Company. The Company has incurred $3,150 of exploration expenditures as of March 31, 2010. As at March 31, 2010 the Company wrote off the mineral property acquisition costs of $300 due to the uncertainty of establishing proven and probable reserves.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors.

During the year ended March 31, 2010, the Company issued 6,800,000 shares of common stock for total proceeds of $50,000, no common shares were issued during the year ended March 31, 2011:

	Number of shares	Amount
Shares issued for cash
Pursuant to issuance of common ($0.001 each) on February 4, 2010	4,000,000	$4,000
Pursuant to issuance of common ($0.01 each) on February 15, 2010	1,000,000	10,000
Pursuant to issuance of common ($0.02 each) on March 1, 2010	1,800,000	36,000
Balance, March 31, 2011	6,800,000	$50,000

At March 31, 2011, there were no outstanding stock options or warrants.

Varca Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2011 and 2010

5. INCOME TAXES

As of March 31, 2011, the Company had net operating loss carry forwards of approximately $24,886 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	For the Year Ended March 31, 2011	From January 19, 2010 (Inception) to March 31, 2010
Net operating loss	$17,639	$7.247
Statutory tax rate	34%	34%
Refundable federal income tax attributable to current operations	5,997	2,464
Change in valuation allowance	(5,997)	(2,464)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

	March 31, 2011	March 31, 2010
Deferred tax asset attributed to:
Net operating loss	$8,461	$2,464
Less, valuation allowance	(8,461)	(2,464)
Net deferred tax assets	$-	$-

The Company has provided a valuation allowance against its deferred tax assets given that it is in the exploration stage and there is substantial uncertainty as to the Company’s ability to realize future tax benefits through utilization of operating loss carry forwards.

VARCA VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2011

Varca Ventures, Inc.
(An Exploration Stage Company)
Balance Sheets

	June 30, 2011 $ (Unaudited)	March 31, 2011 $

ASSETS
Current assets
Cash	19,494	25,114
Total current assets	19,494	25,114
Total assets	19,494	25,114

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	25	-
Total current liabilities	25	-
Total liabilities	25	-

STOCKHOLDERS’ EQUITY

Preferred stock: $0.0001 par value, 25,000,000 authorized, 0 issued and outstanding	-	-
Common stock: $0.0001 par value, 100,000,000 authorized, 6,800,000 issued and outstanding	680	680
Additional paid-in capital	49,320	49,320
Deficit accumulated during the exploration stage	(30,531)	(24,886)
Total stockholders’ equity	19,469	25,114

Total liabilities and stockholders’ equity	19,494	25,114

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended June 30, 2011 $	For the Three Months Ended June 30, 2010 $	Period From January 19, 2010 (inception) to June 30, 2011 $
Expenses:
Mineral exploration expenditures	-	-	3,450
General and administrative	145	30	5,676
Professional fees	5,500	5,017	21,405
Net loss	(5,645)	(5,047)	(30,531)

Net loss per share – basic and diluted	(0.00)	(0.00)

Weighted average shares outstanding – basic and diluted	6,800,000	6,800,000

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended June 30, 2011 $	For the Three Months Ended June 30, 2010 $	Period From January 19, 2010 (inception) to June 30, 2011 $
Cash flows from operating activities
Net loss	(5,645)	(5,047)	(30,531)
Adjustment to reconcile net cash used in operating activities
Mineral property impairment	-	-	300

Change in operating assets and liabilities
Accounts payables and accrued liabilities	25	(1,388)	25

Net cash used in operating activities	(5,620)	(6,435)	(30,206)

Cash flows from investing activities
Mineral property acquisition	-	-	(300)
Net cash used in investing activities	-	-	(300)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	50,000
Net cash provided by financing activities	-	-	50,000

Increase (decrease) in cash	(5,620)	(6,435)	19,494

Cash – beginning of period	25,114	44,142	-

Cash – end of period	19,494	37,707	19,494

Supplemental cash flow disclosures
Cash paid For:
Interest	−	−	−
Income tax	−	−	−

(The accompanying notes are an integral part of these financial statements)

Varca Ventures, Inc.
(An Exploration Stage Company)
Notes to the financial statements
June 30, 2011
(Unaudited)

Note 1: Basis of Presentation

Unaudited Interim financial statements

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q of Regulation S-X. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the period ended March 31, 2011 included in the Company’s Registration Statement filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Annual Report Form 10-K. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending March 31, 2012.

Note 2:  Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.   The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

Note 3:  Capital Stock

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share. The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors.

During the period ended March 31, 2010, the Company issued 6,800,000 shares of common stock for total cash proceeds of $50,000.

At June 30, 2011, there were no outstanding stock options or warrants.

Note 4:  Subsequent Events

On July 20, 2011, the Board of Directors of  the Company adopted a resolution to effect a forward split of the outstanding shares of the Company’s common stock as of August 1, 2011 (the “Record Date”) in a ratio of 2 for 1 (the “Forward Split”). On July 20, 2011, the majority shareholder, holding 58.82% of the issued and outstanding common stock of the Company, approved the Forward Split.

Upon the effectiveness of the Forward Split, each one (1) share of the Company’s common stock issued and outstanding as of the Record Date shall be converted into two (2) validly issued, fully paid and non-assessable shares of common stock without any further action by the holders of shares of common stock.

There is no adjustment to the par value of the common stock or the preferred stock as a result of the Forward Split.

Part II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.99
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$7,000.00
Edgar document conversion	$1,000.00
Total	$14,003.99
All amounts other than the Commission’s registration fee are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.    Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation’s articles of incorporation, a director is not liable to a corporation, its shareholders or creditors for damages unless the director’s action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law.   Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful.  The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity.  Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the shareholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15.    Recent Sales of Unregistered Securities

We issued 4,000,000 shares of our common stock to Nadeem Lila at a price of $0.001 per share for total proceeds to us of $4,000. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the ‘‘Securities Act’’).

On February 15, 2010, we sold an aggregate of 1,000,000 shares of our common stock to 10 purchasers at a price of $0.01 per share for aggregate offering proceeds of $10,000. These shares were issued pursuant to Regulation S of the Securities Act.

On March 1, 2010, we sold an aggregate of 1,800,000 shares of our common stock to 18 purchasers at a price of $0.02 per share for aggregate offering proceeds of $36,000. These shares were issued pursuant to Regulation S of the Securities Act.

On August 1, 2011, the Company issued and delivered certificates representing 6,800,000 shares of its common stock to effect the Forward Split.

Item 16.	Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation1
3.2	By-Laws1
4.1	Specimen common stock certificate1
5.1	Opinion of Synergy Law Group, LLC
10.1	Declaration of Trust dated February 10, 20101
23.1	Consent of Synergy Law Group, LLC (see Exhibit 5.1)
23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountant, for use of their report
23.3	Consent of Brian Simmons, Engineer, for use of his report
99.1	Assessment Report of Brian Simmons2
101*	Interactive Data File (March 31, 2011):
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
101*	Interactive Data File (June 30, 2011):
101.INS*	XBRL Instance Document3
101.SCH*	XBRL Taxonomy Extension Schema Document3
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document3
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document3
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document3
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document3

1Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 5, 2010

2Incorporated herein by reference to the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 7, 2010

3Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the Securities and Exchange Commission on August 2, 2011

*Users of the XBRL-related information in Exhibit 101 to this Post-Effective Amendment to the Registration Statement on Form S-1 are advised in accordance with Rule 406T of Regulation S-T promulgated by the Securities and Exchange Commission that these Interactive Data Files are deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise are not subject to liability under these sections. The financial information contained in the June 30, 2011 XBRL-related documents is “unaudited” and “unreviewed.”

Item 17.	Undertakings

The undersigned registrant undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.           For determining any liability under the Securities Act of 1933 to any purchaser:

(i)           we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)           we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)           we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta on September 16, 2011.

VARCA VENTURES, INC.

By: /s/ Nadeem Lila
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Nadeem Lila	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	September 16, 2011